Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Niki Schaumberg
Chief Financial Officer
(262) 542-4448

FFBW, INC.
ANNOUNCES INTENTION TO FILE APPLICATION TO
IMPLEMENT A STOCK REPURCHASE PROGRAM

Brookfield, Wisconsin, March 13, 2020 — FFBW, Inc. (the “Company”) (Nasdaq: FFBW), the holding company for First Federal Bank of Wisconsin (the “Bank”), announced today that the Company intends to request the approval or non-objection of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to initiate a stock repurchase program for up to 385,250 shares, or 5%, of the Company’s outstanding shares of common stock.  As a recently converted entity, the Company is required to obtain the approval or non-objection of the Federal Reserve for any stock repurchase program adopted within one year of the organization’s second step stock conversion, which was completed in January 2020.

Edward H. Schaefer, Chief Executive Officer of the Company, stated “We are in a period of unprecedented volatility caused by the global pandemic. A stock repurchase can provide liquidity to our shareholders while giving us all available capital management tools to enhance the long-term value of our stock. Accordingly, we are making an urgent request to the Federal Reserve to permit us to implement a stock repurchase program.”

The Company can make no assurance that the Federal Reserve will grant the required approval or non-objection for the proposed the stock repurchase program. Moreover, even if nonobjection is granted, there can be no assurance as to the timing or any associated conditions.  The Federal Reserve has historically expressed a strong reluctance to allow institutions to make stock repurchases within one year of stock conversion and investors should not assume that our effort to secure approval or non-objection will be successful.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the approval or non-objection of the Federal Reserve for the initiation of stock repurchases, delays in obtaining such approval or non-objection, or adverse conditions imposed in connection with such approval or non-objection; the effects of any pandemic disease, natural disaster, war, act of terrorism, accident, or similar action or event; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in interest rates and loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.